                                                                   Exhibit 10.35





                              THE Finance Company

                               Corporate Offices
                                  Suite 101B
                             5425 Robin Hood Road
                            Norfolk, Virginia 23513

                              THE Finance Company

                                  Suite 101B
                             5425 Robin Hood Road
                            Norfolk, Virginia 23513


December 14, 2000


Lyndon Property Insurance Company
520 Maryville Centre Drive, Suite 500
St. Louis, Missouri 63141-5814


Gentlemen:

The undersigned, THE Finance Company, a Virginia corporation, (hereinafter called the "Company") hereby agrees with you as follows:

  1. Issue and Sale of Note. The Company will authorize the issue of its Senior Subordinated Note in the principal amount of $750,000 (herein called the "Note"), to be substantially in the form of Exhibit A attached hereto.

  2. Purchase of Note. The Company hereby agrees to sell to you, and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, the Note at 100% of the principal amount indicated on the form of Note attached hereto as Exhibit A. The Company will deliver the Note to you at the offices of the Company, or at such place as may be mutually agreed to, against payment of the purchase price thereof by your check, prior to such date (herein called the "Closing Date") as the Company shall designate to you by not less than three (3) days notice in writing. It is understood, however, that unless the Note has been tendered to you prior to May 14, 2001, your obligation to purchase it shall terminate on May 14, 2001, at Noon.

  3. Conditions. Your obligation to purchase and pay for the Note is subject to the satisfaction of the following conditions on or before the Closing Date.

  3A. Opinion of Company Counsel. You shall receive from counsel for the Company, an opinion that:

  (1) The Company has full corporate power to borrow money as contemplated hereby, to issue the Note and to perform its obligations under this Agreement and the Note. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

  (2) This Agreement and the Note have been duly authorized by the Company and duly executed and delivered by authorized officers of the Company, and are valid obligations, legally binding upon the Company and enforceable against the Company in accordance with their respective terms.

  (3) The Company and its subsidiaries (if any) are duly authorized and licensed under applicable legislation and rules and regulations of all applicable administrative and regulatory agencies to conduct their respective businesses where they are now located.


                         Senior Subordinated Debenture

  (4) The issuance of the Note has been authorized by all governmental authorities whose authorization is required, or no such authorization is required.

  (5) The Note is Senior Subordinated Debt of the Company to which the Junior Subordinated Debt is subordinate and junior in right to payment.

  (6) The amounts contracted to be received by you under the Note and this Agreement which are or which may be deemed to be interest or other charges for the use of money constitute lawful interest and charges that are not usurious or illegal under the laws of the State of Virginia.

  (7) The Guaranty, dated as of            , 2000, of TFC Enterprises, Inc. (the
"Affiliate Guarantor") has been duly executed and delivered by authorized officers of the Affiliate Guarantor, and is a valid obligation, legally binding upon the Affiliate Guarantor and enforceable against the Affiliate Guarantor in accordance with its terms.

  You shall also receive from said counsel for the Company an opinion as to such further matters as you may reasonably require.

  3B. Opinion of Accountants. The Company shall have delivered to you the certificate of its independent accountants stating that:

  (1) All reports required by administrative and regulatory agencies have been prepared professionally and filed when due.

  (2) All federal and state (if applicable) income tax returns have been prepared accurately and filed when due, and all taxes have been paid or adequate tax reserves have been established for their payment.

  3C. Representations and Warranties. The representations and warranties contained in Paragraph 7 hereof shall be true on and as of the Closing Date, and there shall exist as of said date no Event of Default and no condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

  3D. Change in the Company's Condition. On the Closing Date there shall not have occurred or be threatened (i) a material and adverse change in the Company's financial position or (ii) any condition, event or act which would materially and adversely affect the Company's business or its ability to repay the Note.

  4.  Affirmative Covenants.

  4A. Financial Statements. The Company shall deliver to you so long as you hold the Note the following:

  (1) Within forty-five (45) days after the end of the first, second and third quarters of each fiscal year of the Company, the balance sheet as of the end of such quarter and the statement of income and surplus for such quarter on a consolidated basis (combining the Company and its Subsidiaries, if any, as if they were one corporation) in reasonable detail, certified by one of the financial officers of the Company.

  (2) Within ninety (90) days after the end of each annual fiscal year of the Company, the balance sheet and statement of income and surplus for such year of the Company and all Subsidiaries, if any, on a consolidated basis, in reasonable detail, including any information necessary for you to compute Senior Debt, Senior Subordinated Debt, and Junior Subordinated Debt, together with a report thereon, signed by the independent accountants of the Company.


                         Senior Subordinated Debenture

  (3) Within thirty (30) days after receipt thereof by the Company of any audits or reports prepared by any rediscount company in connection with any examination of the operations of the Company provided any such written audit or report is provided to the Company and distribution is not limited by the preparer.

  (4) Promptly upon the occurrence of any Event of Default, notice thereof specifying the nature thereof.

  4B. Books of Account. The Company will maintain books of account in accordance with general accounting practices, and so as to disclose information necessary for determining whether the provisions of this Agreement have been met. You shall have the right to inspect any of the corporate books and financial records at such reasonable times as you may request during normal business hours.

  5. Negative Covenants. The Company covenants and agrees that so long as the Note shall be outstanding it will not, and will not permit any Subsidiary to:

  5A. Character of Business. Engage in any business other than the Finance Business.

  5B. Liquid Net Worth. Permit the Liquid Net Worth of the Company at any time to be less than $1,500,000.

  5C. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than the following:

  (1) Senior Debt of the Company so long as the aggregate outstanding principal amount of Senior Debt does not exceed 400% of Senior Borrowing Base;

  (2) Indebtedness represented by the Note;

  (3) Other Senior Subordinated Debt of the Company which is pari passu with the Note;

  (4) Junior Subordinated Debt;

  (5) Indebtedness of the Company or any Finance Subsidiary customarily designated as "dealer reserves";

  (6) Indebtedness incident to the conduct of the business of the Company, not incurred in connection with the borrowing of money or the obtaining of advances or credit, and not more than six (6) months overdue unless contested in good faith;

  (7) Indebtedness of a Subsidiary to the Company, or to another Subsidiary; and

  (8) Leases and purchase money debt incurred to acquire assets used in the operation of the Company's business.

  5D. Liens. Create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon any of its property or assets whether now owned or hereafter acquired other than those incident to the conduct of its business or the ownership of the property or assets (including any liens granted in connection with any securitization), or required by law as a condition precedent to the transaction of business or the exercise of the privileges or licenses of the Company or any Subsidiary, and which were not incurred in connection with the borrowing of money and do not in the aggregate materially detract from the value of said property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary.


                         Senior Subordinated Debenture

  5E. Guarantees. Directly or indirectly incur, assume, guarantee or otherwise become secondarily liable for, the payment by any other person, firm or corporation of any debt, liability or dividend, or sell or assign or otherwise transfer with recourse or under any obligation to repurchase, any notes or accounts receivable, except that the foregoing shall not apply to:

  (1) Endorsements for deposit in the ordinary course of business; and

  (2) Indemnity bonds; and

  (3) The sale of Finance Receivables given or made in the ordinary course of the Finance Business.

  5F. Investments. Acquire or hold any stock of or make or have any investment in any securities of, or make or have outstanding any loan or advance to any other corporation or entity except:

  (1) Loans or advances made by the Company or any Finance Subsidiary in the ordinary course of the Finance Business, and

  (2) The Company may acquire and hold stock of, and make and have other investments in securities of, and make and have outstanding loans and advances to, one or more Affiliate Finance Subsidiaries or Insurance Subsidiaries.

  5G. Mergers, Consolidations, Sales. Consolidate with, or merge into, any other corporation or entity or permit any other corporation or entity other than a Subsidiary to consolidate with, or merge into, the Company, or to sell, transfer or otherwise dispose of all, or substantially all, of its assets to any other corporation or entity.

  6.  Events of Default.

  6A. If any one of the following events shall occur and be continuing:

  (1) If the Company defaults in the payment of any principal of the Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

  (2) If the Company defaults in the payment of any interest on the Note and such default continues for more than ten (10) days after receiving notice of the default; or

  (3) If the Company defaults in any payment of principal of or interest on any other obligation for borrowed money which is senior to the Note beyond any grace period provided with respect thereto or in the performance of any other agreement with respect to any such obligation whereby the holder thereof may accelerate the due date thereof and such accelerated amount exceeds $100,000 and which default is not waived by the holder thereof; or

  (4) If the Company shall become insolvent or if there is filed a voluntary petition in bankruptcy against the Company, or if there is filed an involuntary petition in bankruptcy against the Company which is not resolved and removed within 60 days, or if a conservator or trustee is appointed for the assets of the Company, or an assignment for the benefit of creditors is made by the Company, or if any proceeding is commenced relating to the Company under any reorganization, arrangement, insolvency, readjustment of debts, dissolution or liquidation law of any jurisdiction; or


                         Senior Subordinated Debenture

  (5) If the Company defaults in the performance or observance of any negative covenant contained in Paragraph 5 hereof; or

  (6) If the Company defaults in the performance or observance of any other agreement covenant, term or condition herein contained, and such default continues without remedy for thirty (30) days after written notice thereof shall have been received by a Responsible Officer of Company from you; or

  (7) If any material representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

  (8) If the Company or any of its subsidiaries cease to act as agent and issue policies of insurance through those underwriting carriers designated by Life of the South Service Company for all Credit Life Insurance, Credit Accident and Health Insurance and Credit Property Insurance Products including but not limited to GAP, Extended Service Contracts, and Credit Property, issued or sold by the Company or any of its subsidiaries in connection with its or their business operations whether such cessation to act as agent is the result of the termination of all agency agreements between those underwriting carriers designated by Life of the South Service Company and the Company or any of its subsidiaries whether terminated with or without cause by the Company;

  Then, the holder of the Note may, at its option, by notice in writing to the Company, declare the Note to be immediately due and payable, together with interest accrued on the Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

  6B. If  the following event shall occur and be continuing:

  If the Company or any of its subsidiaries cease to act as agent and issue policies of insurance through those underwriting carriers designated by Life of the South Service Company for all Credit Life Insurance, Credit Accident and Health Insurance and Credit Property Insurance Products including but not limited to GAP, Extended Service Contracts, Credit Property, issued or sold by the Company or any of its subsidiaries in connection with its or their business operations whether such cessation to act as agent is the result of the termination of all agency agreement between those underwriting carriers designated by Life of the South Service Company and the Company or any of its subsidiaries whether terminated with or without cause by you;

  Then, the holder of the Note may, at its option, by notice in writing to the Company, declare the Note to be due and payable in equal monthly installments of principal and accrued interest on the Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The number of installments shall not exceed 12 payments or the remaining term of the loan in months, whichever is less.

  7.  Representations and Warranties.  The Company represents and warrants that:

  7A. The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; has full corporate power to carry on its business as now conducted and to borrow money as contemplated by this Agreement; and is duly qualified and is in good standing in all other jurisdictions wherein it conducts business, if any. All reports required by administrative and regulatory agencies have been prepared professionally and filed when due. All federal and state (if applicable) income tax returns have been prepared accurately and filed when due, and all taxes have been paid or adequate tax reserves have been established for their payment.


                         Senior Subordinated Debenture

  7B. Subsidiaries. Each Subsidiary, if any, is duly organized, validly existing and in good standing under the laws of the jurisdiction wherein it is incorporated; and is duly qualified and is in good standing in all other jurisdictions wherein it conducts business, if any.

  7C. Financial Statements. The Company has heretofore made available to you certain financial statements. All of the financial statements furnished you are correct and complete and fairly present the financial condition of the Company and its Subsidiaries. Said financial statements have been prepared in accordance with general accounting principals consistently maintained throughout the period covered thereby.

  7D. Changes in Financial Condition. Since the effective date of the financial statements furnished you, there have been no changes in the assets or the financial condition of the Company from that set forth in said financial statements other than changes in the ordinary course of business which have not been materially adverse.

  7E. Legal or Administrative Proceedings. There are no proceedings or litigation by any person, corporation or by any public or governmental body, agency or authority pending or, to the knowledge of the Company, threatened against the Company which may result in any material adverse change in the business of the Company or in its financial condition.

  8.  Subordination.

  8A. Extent of Subordination. You and the Company agree that the indebtedness evidenced by the Note is subordinated in right of payment, to the extent provided in this Paragraph 8 and in the attached Subordination Agreement, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt; provided, however, that the indebtedness represented by the Note shall be paramount and senior to all Junior Subordinated Debt and pari passu with all other Senior Subordinated Debt.

  8B. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the holder of the Note shall be entitled to receive any payment of principal or interest on the Note; and (2) until the Senior Debt is paid in full in cash, any distribution to which the holder of the Note would be entitled but for this Paragraph 8 shall be made to holders of Senior Debt as their interests may appear, except that the holder of the Note may receive securities that are subordinated to Senior Debt to at least the same extent as the Note.

  8C. Default on Senior Debt. The Company may not pay principal of or interest on the Note and may not acquire the Note for cash or property other than capital stock of the Company if the Company has received notice from a person entitled to give such notice that a default on Senior Debt has occurred and is continuing that permits holders of such Senior Debt to accelerate its maturity. The Company may resume payments on the Note and may acquire it for value when the default is cured or waived, or 120 days pass after the notice is received by the Company if the default is not the subject of judicial proceedings.

  8D. Conflicting Provisions. If any provision contained in this Agreement or related documents is in conflict with the attached Subordination Agreement, then the Subordination Agreement will prevail.


                         Senior Subordinated Debenture

  9. Definitions. For the purpose of this Agreement, wherever any term appearing in Exhibit C hereto attached is used in this Agreement, it shall have the meaning specified in Exhibit C.

  10. Miscellaneous.

  10A. Home Office Payment. The Company agrees that as long as you shall hold any Note, it will make payments of principal thereof and interest thereon, by check duly mailed or delivered to you at the administrative address indicated in your acceptance counterpart of this Agreement, or at such other place as you may designate to the Company in writing, notwithstanding any contrary provisions herein or in any Note with respect to the place of payment.

  10B. Expenses. The Company agrees whether or not the transaction hereby contemplated shall be consummated, to pay, and save you harmless against liability for the payment of, all out-of-pocket expenses, limited to $5,000, arising in connection with this transaction, including reasonable fees and expenses of your special counsel and any United States or state documentary stamp taxes, including interest and penalties,, if any, which may be determined to be payable in respect of the execution and delivery of any Note issued under this Agreement.

  10C. Representation of Purchaser. You represent that you are purchasing the Note for your own account for investment purposes, and that you have no present intention of selling, transferring or assigning the Note, or of making any distribution thereof, provided that the disposition of your property shall at all times be and remain within your control.

  10D. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Note. This Agreement and the Note embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

  10F. Notices. All communications and any approval required under this Agreement must be in writing and shall be sent by first class mail and, if to you, addressed to you at the administrative address indicated in your acceptance counterpart of this Agreement, and if to the Company, at the address shown at the head of this Agreement to the attention of a Responsible Officer, or to such other address as the Company or you shall notify the other in writing.

  10G. Applicable Law. This Agreement is being delivered and is intended to be performed in and shall be construed and enforced in accordance with the laws of the State of Virginia without giving effect to conflicts of laws principles.


                         Senior Subordinated Debenture

  10H. Headings. The described section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

  If you are in agreement with the foregoing, please sign the form of acceptance on the counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

Very truly yours,

THE Finance Company


By:______________________________________
               President


Attest:__________________________________
               Secretary



The foregoing Agreement is hereby accepted as of the date first above written.


Lyndon Property Insurance Company


By:______________________________________
    Gregg O. Cariolano, Authorized Agent


Administrative Address

Lyndon Property Insurance Company
Administrative Office
100 West Bay Street 32202-3806
Post Office Box 44130
Jacksonville, Florida 32231-4130

Attn: W. Dale Bullard

                         Senior Subordinated Debenture

                 Exhibit A - Form of Senior Subordinated Note
      Exhibit B-1 - Form of Letter Re: Credit Property Insurance Products Exhibit B-2 - Form of Letter Re: Credit Life and Credit A&H Insurance
                            Exhibit C - Definitions

                                   Exhibit A
                       Form of Senior Subordinated Note



                              THE Finance Company
                               Corporate Offices
                                  Suite 101B
                             5425 Robin Hood Road
                            Norfolk, Virginia 23513


Senior Subordinated Note

Amount: $750,000  Due: January 1, 2004

Closing Date:                 , 2000

  For Value Received, the undersigned, THE Finance Company, a Virginia corporation, (hereinafter called the "Company") hereby promises to pay to the order of Lyndon Property Insurance Company or assigns the principal sum of Seven Hundred Fifty Thousand ($750,000) Dollars on January 1, 2004, with interest on the unpaid balance thereof from the date hereof equal to one percentage points (1%) in excess of the Prime Rate as defined herein (the applicable interest rate per annum at any given time being hereinafter referred to as the "Interest Rate"), provided that such Interest Rate shall not be less than 8% per annum nor more than 14% per annum, and shall not in any case exceed the highest rate of interest permitted by applicable law. The Prime Rate existing on the date of issue of this Note shall determine the Interest Rate to be paid by the Company on April 1, 2001, the first interest payment date. Thereafter, the Prime Rate in effect on any given interest billing date shall determine the Interest Rate applicable to the next succeeding quarter and payable on the next succeeding interest payment date. The holder of this Note shall inform the Company of the applicable Interest Rate existing on each interest billing date. Such interest shall be payable to the extent accrued, quarterly on each January 1, April 1, July 1, and October 1, in each year commencing on April 1, 2001, until the principal hereof shall have become due and payable, and with interest until paid at the rate of 15% per annum on any overdue principal and to the extent permitted by applicable law, on any overdue interest. All payments of principal and interest are to be made at the office of the payee hereof in such coin or currency of the United States of America as is at the time of payment legal tender for the payment of public and private debts.

  As used herein, the term "Prime Rate" shall mean the rate of interest announced by Columbus Bank and Trust Company, Columbus, Georgia, from time to time as its Prime Rate. For purposes of calculating interest hereunder, the Prime Rate in effect at the close of business on each business day shall be the Prime Rate for that day and any immediately succeeding non-business day or days. In the event the Prime Rate is discontinued as a standard, the holder hereof shall designate a comparable reference rate as a substitute therefor.

  This Note is made pursuant to and is entitled to the benefits of an Agreement dated December 14, 2000, (hereinafter called the "Agreement") between the Company and Lyndon Property Insurance Company. Reference is made to the Agreement for a statement of the rights of the holder of this Note and of the rights and limitations of the rights of the Company.

  The Maturity Date of this Note may be extended for additional periods not to exceed two years per extension, if (1) during the calendar year preceding the Note's then existing maturity date, the Company shall have requested in writing the holder's consent to extend this Note, and (2) the holder's written consent to such request shall have been given within sixty days after its receipt of such request.

                                   Exhibit A
                       Form of Senior Subordinated Note


  This Note shall not be subject to prepayment at any time prior to January 1, 2002. This Note shall be subject to prepayment, without premium, as a whole or from time to time in part (in multiples of $10,000) at the option of the Company at any time after December 31, 2001. The Company shall give the holder of this Note written notice of each prepayment not less than ninety (90) days prior to the prepayment date (which shall be on a regular payment date) and the principal amount to be prepaid on the Note on such date, whereupon the amount of such prepayment, together with interest accrued on the Note to the date of such prepayment, shall become due and payable on the prepayment date.

  This Note is Senior Subordinated Debt, as defined in the Agreement, and is expressly subordinated to Senior Debt of the Company as provided in the Agreement. In case an Event of Default as defined in the Agreement shall occur and be continuing, the principal amount of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

  Each maker and endorser waives presentment, protest, notice of protest and notice of dishonor in connection with this Note and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if counsel shall after maturity of this Note or default hereunder or under said Agreement, be employed to collect this Note or to protect the security thereof.

  This Note shall be construed and enforced in accordance with the laws of the State of Virginia without giving effect conflicts of laws principles. Time is of the essence of this Note.

                                        THE Finance Company


                                        By:_______________________________
                                                       President

(Corporate Seal)

                                        Attest:___________________________
                                                       Secretary

                                  Exhibit B-1
                                Form of Letter

                              THE Finance Company
                               Corporate Offices
                                  Suite 101B
                             5425 Robin Hood Road
                            Norfolk, Virginia 23513



December 14, 2000


Lyndon Property Insurance Company
520 Maryville Centre Drive, Suite 500
St. Louis, Missouri 63141-5814


Gentlemen:

Re: Credit Property Insurance Products

      On December 14, 2000, you and THE Finance Company ("Company") entered into an Agreement pursuant to which the Company agreed to authorize and sell and you agreed to purchase, subject to certain terms and conditions, the Company's $750,000 Senior Subordinated Note. The Agreement provides that the Company and you shall have executed and delivered this Letter as a condition precedent to your purchase of the Note and in connection therewith, it is hereby agreed as follows:

      1. The Company agrees that so long as the Note remains outstanding, it will and will cause its subsidiaries to act as agent and issue policies of insurance through those underwriting carriers designated by you for all credit property insurance products issued by the Company or its subsidiaries in connection with its finance business operations.

      2. The Company agrees that it will and will cause employees of the Company and its subsidiaries to meet such qualifications, obtain such licenses and execute such agreements and other documents as may be necessary for the Company or such employees to issue the aforementioned insurance policies.

      3. You hereby agree to have those underwriting carriers designated by you administer appointment of those agents as may be designated by the Company and deemed necessary for proper issuing of the aforementioned insurance policies, and agree to have them furnish at their expense such applications for insurance, insurance policies, and other forms as may be necessary for the issuance of the insurance that the Company has herein agreed to issue.

                                  Exhibit B-1
                                Form of Letter



Lyndon Property Insurance Company
Page 2
December 14, 2000


If you are in agreement with the foregoing, please sign the form of acceptance on the counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

Very truly yours,

THE Finance Company



By:_______________________________________
                President



The foregoing Agreement is hereby accepted as of the date first above written.

Lyndon Property Insurance Company



By________________________________________
    Gregg O. Cariolano, Authorized Agent

Administrative Address

Lyndon Property Insurance Company
Administrative Office
100 West Bay Street 32202-3806
Post Office Box 44130
Jacksonville, Florida 32231-4130

Attn: W. Dale Bullard

                                  Exhibit B-2
                                Form of Letter


                              THE Finance Company
                               Corporate Offices
                                  Suite 101B
                             5425 Robin Hood Road
                            Norfolk, Virginia 23513



December 14, 2000


Lyndon Property Insurance Company
520 Maryville Centre Drive, Suite 500
St. Louis, Missouri 63141-5814


Gentlemen:

Re: Credit Life and Credit Accident and Health Insurance

      On December 14, 2000, you and THE Finance Company ("Company") entered into an Agreement pursuant to which the Company agreed to authorize and sell and you agreed to purchase, subject to certain terms and conditions, the Company's $750,000 Senior Subordinated Note. The Agreement provides that the Company and you shall have executed and delivered this Letter as a condition precedent to your purchase of the Note and in connection therewith, it is hereby agreed as follows:

      1. The Company agrees that so long as the Note remains outstanding, it will and will cause its subsidiaries to act as agent and issue policies of insurance through those underwriting carriers designated by you for all credit life and credit accident and health insurance issued by the Company or its subsidiaries in connection with its finance business operations.

      2. The Company agrees that it will and will cause employees of the Company and its subsidiaries to meet such qualifications, obtain such licenses and execute such agreements and other documents as may be necessary for the Company or such employees to issue the aforementioned insurance policies.

      3. You hereby agree to have those underwriting carriers designated by you administer appointment of those agents as may be designated by the Company and deemed necessary for proper issuing of the aforementioned insurance policies, and agree to have them furnish at their expense such applications for insurance, insurance policies, and other forms as may be necessary for the issuance of the insurance that the Company has herein agreed to issue.

                                  Exhibit B-2
                                Form of Letter


Lyndon Property Insurance Company
Page 2
December 14, 2000


If you are in agreement with the foregoing, please sign the form of acceptance on the counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

Very truly yours,

THE Finance Company



By:_______________________________________
                President


The foregoing Agreement is hereby accepted as of the date first above written.

Lyndon Property Insurance Company



By________________________________________
    Gregg O. Cariolano, Authorized Agent


Administrative Address:

Lyndon Property Insurance Company
Administrative Office
100 West Bay Street 32202-3806
Post Office Box 44130
Jacksonville, Florida 32231-4130

Attn: W. Dale Bullard

                                   Exhibit C
                                  Definitions

Definitions.  For the purpose of this Agreement, the following terms shall have
- -----------
the following meanings:

Affiliate:
- ---------

  "Affiliate" shall mean any corporation, partnership, association, trust or person which or who directly or indirectly controls or is controlled by, or is under common control with the Company except that the term "Affiliate" shall not include a Subsidiary.

Certificate of the Company:
- --------------------------

  "Certificate of the Company" shall mean a certificate signed by a Responsible Officer of the Company.

Delinquent Accounts:
- -------------------

  "Delinquent Accounts" shall mean the sum of (i) the full unpaid principal amount (less unearned charges and dealer and special reserves applicable thereto) of notes, receivables and other obligations (other than direct loans) on which any installment of interest or principal is over sixty (60) days past due (as defined in the Company's written collection policies) or in respect to which there have been repossessions of merchandise or property, and (ii) the full unpaid principal amount (less unearned charges and dealer and special reserves applicable thereto) of direct loans which are outside of normal collection policies or on which no collection of interest or principal has been received within 180 days or on which only interest and charges were received, or in respect of which there have been repossessions of merchandise or property.

Eligible Assets:
- ---------------

  "Eligible Assets" shall mean the following assets of the Company or its Finance Subsidiaries:

  (a) Cash.

  (b) Direct obligations of the United States of America.

  (c) Finance Receivables less the sum of (i) Delinquent Accounts, (ii) reserves for deferred finance charges or unearned interest payments which reserves shall always be at least a minimum amount of 10% of gross Finance Receivables, and
(iii) other reserves constituting offsets to such Finance Receivables required by general accounting principles.

  (d) Accrued interest receivables.

  (e) Prepaid expenses and deposits.

  (f) Cash-surrender value of life insurance policies owned by the Company.

  (g) Any other tangible GAAP assets not already expressly defined or excluded herein except receivables due from Affiliates.

                                   Exhibit C
                                  Definitions


Event of Default:
- ----------------

  "Event of Default" shall mean any event specified in Paragraph 6.

Finance Business:
- ----------------

  "Finance Business" shall mean the business of originating or acquiring Finance Receivables and the leasing of personal property in the United States of America or any territory or possession thereof, and the transaction of business incidental thereto including the sale of insurance as an agent or broker and any other activity incident to the furnishing of a full service finance service.

Finance Receivables:
- -------------------

  "Finance Receivables" shall mean:

  (1) receivables secured by automobiles or trucks;

  (2) personal loans incurred under "small loan" laws or "industrial banking" laws, or otherwise incurred, not exceeding in amount the legal limit permitted by applicable law, if any, in the jurisdiction where the loan was made;

  (3) installment receivables arising from the financing of sales of durable goods other than those described in clause (5) below at retail or deferred payment plans;

  (4) amounts receivable under leases of automobiles, trucks, and other durable personal property;

  (5) notes and receivables of dealers in durable personal property; and

  (6) other notes and receivables arising in the conduct, in accordance with sound trade practice, of the Finance Business.

  No note or receivable shall qualify as a Finance Receivable if taken in payment of delinquent interest. No note or receivable of the type described in clauses (1), (2), (3) and (5) shall qualify as a Finance Receivable if it has a stated maturity greater than sixty (60) months from the date of origin thereof. No note or receivable of the type described in clause (6) shall qualify as a Finance Receivable if it has a stated maturity greater than eighty-five (85) months from the date of origin thereof. No note or receivable shall qualify as a Finance Receivable if arising from the financing or sale of mobile homes or manufactured homes.

Finance Subsidiary:
- ------------------

  "Finance Subsidiary" shall mean a Subsidiary primarily engaged in the Finance Business.

                                   Exhibit C
                                  Definitions


Indebtedness:
- ------------

  "Indebtedness" shall mean and include (i) all obligations which in accordance with general accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date of which Indebtedness is to be determined, (ii) obligations secured by any mortgage, pledge or lien, whether or not the obligation secured thereby shall have been assumed, and (iii) guarantees, endorsements (other than endorsements for collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, including specifically all liabilities on Finance Receivables sold or discounted to third parties with recourse.

Insurance Subsidiary:
- --------------------

  "Insurance Subsidiary" shall mean any Subsidiary which is primarily engaged in the business of insuring, reinsuring or underwriting life, health, fire, casualty, accident, inland marine, fidelity or like risks, incident to the Finance Business.

Junior Subordinated Debt:
- ------------------------

  "Junior Subordinated Debt" shall mean all Indebtedness of the Company now outstanding or hereafter incurred for money borrowed or any renewal or extension thereof, which is subordinate and junior in right of payment with respect to the general assets of the Company to Senior Debt and Senior Subordinated Debt.

Liquid Net Worth:
- ----------------

  "Liquid Net Worth" shall mean, as of any particular time, the excess, if any, of (a) the total amount of Eligible Assets, consolidated in accordance with general accounting principles, over (b) the Indebtedness of the Company and its Finance Subsidiaries.

Person:
- ------

  "Person" shall mean and include any individual, partnership, corporation, trust, unincorporated organization and a government or any department or agency thereof.

Responsible Officer:
- --------------------

  "Responsible Officer" shall mean the Chief Executive Officer, President or Chief Financial Officer.

Senior Borrowing Base:
- ---------------------

  "Senior Borrowing Base" shall mean as of any particular time the Eligible Assets of the Company and its Subsidiaries less the sum of the Senior Debt and current liahbilities (accounts payable and accrued expenses) of the Company and its Subsidiaries.

                                   Exhibit C
                                  Definitions


Senior Debt:
- -----------

  "Senior Debt" shall mean all Indebtedness of the Company and its Subsidiaries which is secured by a lien on the Finance Receivables of the Company and its Subsidiaries.

Senior Subordinated Debt:
- ------------------------

  "Senior Subordinated Debt" shall mean (i) the Note to the extent that the Note on the date of this Agreement is subordinate and junior to Senior Debt in right of payment with respect to the general assets of the Company, and (ii) all other Indebtedness of the Company for money borrowed or any extension or renewal thereof which is ranked pari passu with the Note which by its terms or by separate agreement is subordinate and junior in right of payment, with respect to the general assets of the Company.

Subsidiary:
- ----------

  "Subsidiary" shall mean any corporation organized under the laws of any state of the United States of America which conducts the major portion of its business in the United States of America, and all of the stock of every class of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.